UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends our Form 8-K, dated January 22, 2010, to provide the financial information required in connection with the acquisition of the New England Portfolio. The following financial statements are filed as part of this report:

Item 9.01 Financial Statements and Exhibits.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying combined statement of revenue and certain expenses of the New England Portfolio (the Portfolio), for the year ended December 31, 2008. This combined statement is the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in the current report on Form 8-K/A of Digital Realty Trust, Inc., as described in note 1. The presentation is not intended to be a complete presentation of the Portfolio’s combined revenues and expenses.

In our opinion, the combined statement of revenue and certain expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses described in note 1 of the New England Portfolio for the year ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

San Francisco, California

March 19, 2010

New England Portfolio

Combined Statements of Revenue and Certain Expenses

(in thousands)

	Year Ended December 31,
	2009	2008
	(unaudited)
Revenue:
Rental	$42,695	$33,429
Tenant reimbursements	20,633	20,054

	63,328	53,483
Certain expenses:
Utilities	16,291	16,876
Property operating costs	5,298	4,817
Property taxes	1,846	1,575
Insurance	418	325

	23,853	23,593

Revenue in excess of certain expenses	$39,475	$29,890

See accompanying notes to the combined statements of revenue and certain expenses.

New England Portfolio

Notes to the Combined Statements of Revenue and Certain Expenses

For the Years Ended December 31, 2009 (unaudited) and 2008

(1) Basis of Presentation

The accompanying combined statements of revenue and certain expenses include the revenue and certain expenses of the New England Portfolio, a three-property data center portfolio located in Massachusetts and Connecticut (the “Portfolio”). The Portfolio consists of 55 Middlesex Turnpike, Bedford, Massachusetts and a 100% condominium interest that represents 87.5% of the square footage of 128 First Avenue, Needham, Massachusetts, both located in the Boston metropolitan area, as well as 60-80 Merritt Boulevard, Trumbull, Connecticut.

For all periods presented in the accompanying combined statements of revenue and certain expenses, the Portfolio was owned by Sentinel Portfolio, LLC (the “Seller”). The accompanying combined statements of revenue and certain expenses includes the accounts of the Portfolio, and all significant intercompany amounts have been eliminated.

Digital Realty Trust, Inc. (the “Company”) acquired the Portfolio on January 22, 2010 for a purchase price of approximately $375.0 million.

The accompanying combined statements of revenue and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of one or more real estate properties which in aggregate are significant and, accordingly, are not representative of the actual results of operations for the periods presented. The Portfolio is considered a group of related properties as the individual properties are under common control and management by the Seller and the acquisition of a single property in the Portfolio was conditional on the acquisition of the other properties. Therefore, a single combined statement of revenue and certain expenses is presented. The combined statements of revenue and certain expenses exclude the following expenses which may not be comparable to the proposed future operations of the Portfolio:

•	Depreciation and amortization

•	Income taxes

•	Interest expense

•	Management fees paid to related parties

•	Payroll and other costs not directly related to the proposed future operations of the Portfolio.

Management is not aware of any material factors relating to the Portfolio other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the respective leases. The straight-line rent adjustment for minimum rents increased base contractual rental revenue by $3.5 million (unaudited) and by $2.2 million for the years ended December 31, 2009, and 2008, respectively.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the combined statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

(c) Unaudited Information

The combined statement of revenue and certain expenses for the year ended December 31, 2009 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this period. All such adjustments are of a normal recurring nature.

(3) Minimum Future Lease Rentals

Future minimum rentals to be received under non-cancelable agreements in effect as of December 31, 2008 are as follows:

Year Ended December 31: (in thousands)
2009	$39,192
2010	41,390
2011	40,408
2012	38,628
2013	35,726
Thereafter	204,157

$399,501

(4) Tenant Concentrations

Pfizer and RBS Greenwich accounted for $12.0 million or 19.0% and $7.2 million or 11.4%, and $10.4 million or 19.4% and $5.9 million or 11.0%, respectively, of the Portfolio’s combined revenues for the years ended December 31, 2009 (unaudited) and 2008, respectively. No other tenant comprised more than 10% of the Portfolio’s combined revenues for the years ended December 31, 2009 (unaudited) and 2008, respectively.

(5) Related Party Transactions

An affiliate entity of the Seller, Sentinel Critical Operations, LLC, served as the employer of employees that worked at the Portfolio properties. Employee payroll costs were charged to each property based on time worked at each property. Property operating costs in the accompanying combined statements of revenue and certain expenses include approximately $3.0 million and $2.5 million of employee payroll costs for the years ended December 31, 2009 (unaudited) and 2008, respectively.

(6) Subsequent Events

The Company has evaluated subsequent events related to the Portfolio for recognition or disclosure through March 19, 2010, which is the date the combined statements were available to be issued and determined that there are no other items to disclose.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

This pro forma information should be read in conjunction with the consolidated historical financial statements of Digital Realty Trust, Inc. (the “Company”) as of December 31, 2009, and the notes thereto. The unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and do not purport to represent our financial position as of December 31, 2009, or the results of operations for the year ended December 31, 2009 that would have actually occurred had the acquisition of the New England Portfolio, a three-property data center portfolio located in Massachusetts and Connecticut (the “Portfolio”), and the issuance of the 5.875% unsecured senior notes due 2020 (the “Financing”) been completed on December 31, 2009 for the purposes of the balance sheet or January 1, 2009 for the purposes of the condensed consolidated statement of operations, or to project our financial position or results of operations as of any future date or for any future period. In addition, the pro forma condensed consolidated balance sheet includes pro forma allocations of the purchase price of the Portfolio based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

The unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2009 is presented as if the acquisition of the Portfolio, which closed on January 22, 2010, and the Financing, which closed on January 28, 2010, had occurred on December 31, 2009. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 is presented as if these two transactions occurred on January 1, 2009.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Balance Sheet

December 31, 2009

(unaudited in thousands)

	Company Historical	Acquisition of New England Portfolio	Financing Transactions	Company Pro Forma
	(A)	(B)	(C)
Assets
Net investments in real estate	$3,157,193	$374,781	—	$3,531,974
Cash and cash equivalents	72,320	—	11,078	83,398
Accounts and other receivables, net	46,086	—	—	46,086
Deferred rent	145,550	—	—	145,550
Acquired above market leases, net	25,861	14,561	—	40,422
Acquired in place lease value and deferred leasing costs, net	224,216	51,428	—	275,644
Deferred financing costs, net	21,073	—	3,875	24,948
Restricted Cash	37,810	—	—	37,810
Other assets	14,950	—	—	14,950

Total assets	$3,745,059	$440,770	$14,953	$4,200,782

Liabilities and Equity
Revolving credit facility	$205,547	$375,000	$(476,527)	$104,020
Unsecured senior notes	83,000	—	—	83,000
Mortgage loans	1,063,663	—	—	1,063,663
5.875% unsecured senior notes due 2020, net of discount	—	—	491,480	491,480
4.125% exchangeable senior debentures due 2026, net of discount	165,834	—	—	165,834
5.50% exchangeable senior debentures due 2029	266,400	—	—	266,400
Accounts payable and other accrued liabilities	151,229	—	—	151,229
Accrued dividends and distributions	37,004	—	—	37,004
Acquired below market leases, net	69,311	65,770	—	135,081
Security deposits and prepaid rents	68,270	—	—	68,270

Total liabilities	2,110,258	440,770	14,953	2,565,981

Stockholders’ Equity:
Preferred stock, series A, B, C, and D	662,338	—	—	662,338
Common stock	766	—	—	766
Additional paid-in capital	1,155,709	—	—	1,155,709
Dividends in excess of earnings	(231,871)	—	—	(231,871)
Accumulated other comprehensive income, net	(27,947)	—	—	(27,947)

Total stockholders’ equity	1,558,995	—	—	1,558,995

Noncontrolling interests:
Noncontrolling interests in operating partnership	58,192	—	—	58,192
Noncontrolling interests in consolidated joint ventures	17,614	—	—	17,614

Total noncontrolling interests	75,806	—	—	75,806

Total equity	1,634,801	—	—	1,634,801

Total liabilities and equity	$3,745,059	$440,770	$14,953	$4,200,782

See accompanying notes to pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2009

(unaudited)

(in thousands, except share data)

	Company Historical	Acquisition of New England Portfolio	Financing Transactions	Noncontrolling Interests	Company Pro Forma
	(AA)	(BB)	(CC)	(DD)
Operating Revenues:
Rental	$510,772	$50,599	$—	$—	$561,371
Tenant reimbursements	125,308	20,633	—	—	145,941
Other	1,062	—	—	—	1,062

Total operating revenues	637,142	71,232	—	—	708,374

Operating Expenses:
Rental property operating and maintenance	176,238	21,589	—	—	197,827
Property taxes	36,004	1,846	—	—	37,850
Insurance	6,111	418	—	—	6,529
Depreciation and amortization	198,052	17,437	—	—	215,489
General and administrative	42,165	—	—	—	42,165
Other	783	—	—	—	783

Total operating expenses	459,353	41,290	—	—	500,643

Operating income	177,789	29,942	—	—	207,731
Other Income (Expenses):
Equity in earnings of unconsolidated joint venture	2,172	—	—	—	2,172
Interest and other income	753	—	—	—	753
Interest expense	(88,442)	—	(28,450)	—	(116,892)
Tax expense	(1,038)	—	—	—	(1,038)
Loss from early extinguishment of debt	—	—	—	—	—

Net income	91,234	29,942	(28,450)	—	92,726

Net income attributable to noncontrolling interests	(3,572)	—	—	(101)	(3,673)

Net income attributable to Digital Realty Trust, Inc.	87,662	29,942	(28,450)	(101)	89,053
Preferred stock dividends	(40,404)	—	—	—	(40,404)

Net income available to common stockholders	$47,258	$29,942	$(28,450)	$(101)	$48,649

Pro forma loss per share from continuing operations available to common stockholders:
Basic	$0.62				$0.64
Diluted	$0.61				$0.63

Pro forma weighted average common shares outstanding:
Basic	75,950,370				75,950,370
Diluted	77,020,890				77,020,890

See accompanying notes to pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(Dollar amounts in thousands)

1. Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

Digital Realty Trust, Inc. through its controlling interest in Digital Realty Trust, L.P. (the “Operating Partnership”) and the subsidiaries of the Operating Partnership (collectively, “we” or the “Company”) is engaged in the business of owning, acquiring, developing, redeveloping and managing technology-related real estate. The Company is focused on providing Turn-Key Datacenter® and Powered Base Building® datacenter solutions for domestic and international tenants across a variety of industry verticals ranging from information technology and Internet enterprises, to manufacturing and financial services.

Our pro forma condensed consolidated balance sheet is presented as if our acquisition of the Portfolio on January 22, 2010 and the Financing on January 28, 2010 had occurred as of December 31, 2009. The adjustments to our pro forma condensed consolidated balance sheet as of December 31, 2009 are as follows:

(A) Company Historical

Company historical reflects our historical condensed consolidated balance sheet as of December 31, 2009.

(B) Acquisition of New England Portfolio

Reflects our acquisition of the New England Portfolio, a three-property data center portfolio located in Massachusetts and Connecticut (the “Portfolio”), that we acquired on January 22, 2010. The pro forma adjustments, based on our preliminary estimates for allocation of the purchase price, are as follows (in thousands):

Assets acquired:
Net investments in real estate	$374,781
Acquired above market leases	14,561
Acquired in place lease value	51,428
Liabilities acquired:
Acquired below market leases	(65,770)

Increase in revolving credit facility	$375,000

(C) Financing Transactions

Reflects proceeds from the Financing and related use of proceeds (in thousands):

	Total
Proceeds upon issuance, net of discount	$491,480

Use of proceeds:
Decrease in principle balance of revolving credit facility	476,527	(1)
Increase in cash	11,078
Payment of loan costs	3,875

Total	$491,480

(1)	The pro forma decrease in principal balance of the revolving credit facility was calculated as follows:

Pro forma repayment of the Portfolio borrowing in footnote (B)	$375,000
Pro forma paydown of revolving credit facility based on the average outstanding balance in 2009 denominated in US dollars	101,527

$476,527

2. Adjustments to Pro Forma Condensed Consolidated Statement of Operations

Our pro forma condensed consolidated statement of operations for the year ended December 31, 2009 is presented as if the acquisition of the Portfolio on January 22, 2010 and the Financing, which closed on January 28, 2010, both occurred on January 1, 2009. The pro forma adjustments to our condensed consolidated statement of operations for the year ended December 31, 2009 are as follows:

(AA) Company Historical

Reflects our historical condensed consolidated statement of operations for the year ended December 31, 2009.

(BB) Acquisition of New England Portfolio

The pro forma condensed consolidated statement of operations for the year ended December 31, 2009 reflects the acquisition of the Portfolio, which closed on January 22, 2010. The pro forma adjustments are as follows (in thousands):

Year ended December 31, 2009

	Historical combined revenue and certain expenses	Adjustments resulting from purchasing the Portfolio		Pro Forma Adjustments
Operating Revenues:
Rental	$42,695	$7,904	(1)	$50,599
Tenant reimbursements	20,633	—		20,633

Total operating revenues	63,328	7,904		71,232

Operating Expenses:
Rental property operating and maintenance	21,589	—		21,589
Property taxes	1,846	—	(2)	1,846
Insurance	418	—		418
Depreciation and amortization	—	17,437	(3)	17,437

Total operating expenses	23,853	17,437		41,290

Operating income	$39,475	$(9,533)		$29,942

(1)	Includes a $6.7 million adjustment to amortize acquired above and below market lease intangibles and a $1.2 million adjustment to reflect straight-line revenue as if the acquisition of the Portfolio had been acquired on January 1, 2009.
(2)	Pro forma property tax expense is not adjusted since the specific real property tax rate that will be levied on the Portfolio is not factually supported at this time. However, it should be noted that property tax expense of $1.8 million is expected to increase since the purchase price of the Portfolio is higher than the seller’s real property tax base.
(3)	Includes a $9.5 million adjustment to record depreciation expense on acquired tangible assets and a $7.9 million adjustment to amortize acquired in place lease value intangible assets, as if the Portfolio had been acquired on January 1, 2009.

(CC) Financing Transactions

Reflects the proforma increase in interest expense as a result of the following (in thousands):

Financing	Principal balance used in pro forma adjustment		Interest rate		Pro forma interest expense adjustment Year ended December 31, 2009
5.875% unsecured senior notes due 2020	$500,000	(1)	5.875%		$29,375
Amortization of loan discount	(8,520	)(1)			852
Net decrease in principal balance of revolving credit facility	(101,527	)(2)	1.75	%(3)	(1,777)

					$28,450

(1)	On January 28, 2010, the Operating Partnership closed the issuance of $500.0 million aggregate principal amount of 5.875% unsecured senior notes due 2020. The purchase price paid by the initial purchasers was 98.296% of the principal amount thereof, resulting in original issue discount of $8,520.
(2)	See calculation of net decrease in principal balance of the revolving credit facility in footnote (C)(1).
(3)	The average 1-month LIBOR +1.10% interest rate on our revolving credit facility for the year ended December 31, 2009.

(DD) Noncontrolling interests in Operating Partnership

Noncontrolling interests in the Operating Partnership relate to the Operating Partnership interests that are not owned by us. The following table shows the effect on net income attributable to noncontrolling interests for the year ended December 31, 2009, had the acquisition of the Portfolio and the closing of the Financing both occurred on January 1, 2009 (in thousands):

Total
Net income effect from:
Acquisition of Portfolio	$29,942
Financing transactions	(28,450)

1,492
Average noncontrolling interests percentage for year ended December 31, 2009	6.80%

Net income attributable to noncontrolling interests	$101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ A. William Stein
A. William Stein Chief Financial Officer, Chief Investment Officer and Secretary

Date: March 24, 2010

Exhibits

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Auditors.